UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 10, 2005, Icagen, Inc. (the “Company”) received notice of resignation from H. Jefferson Leighton as Chairman of the Board of Directors of the Company (the “Board”) and as Chairman of the Company’s Nominating/Corporate Governance Committee and a member of the Company’s Compensation Committee, effective as of October 15, 2005.

On October 11, 2005, the Board appointed Charles A. Sanders, currently a director of the Company, as Chairman of the Board. On October 11, 2005, the Board also appointed Anthony B. Evnin, currently a director of the Company, as the Chairman of the Nominating/Corporate Governance Committee and Martin A. Simonetti, currently a director of the Company, as a member of the Compensation Committee.

On October 14, 2005, the Company issued a press release announcing the appointment of Charles A. Sanders as Chairman of the Board and the resignation of H. Jefferson Leighton. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: October 14, 2005	By:	/s/ P. Kay Wagoner
P. Kay Wagoner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “Icagen Announces Appointment of Charles A. Sanders as Chairman of the Board and Resignation of H. Jefferson Leighton” issued by the Company on October 14, 2005